Q BioMed Announces Full Settlement of All Convertible Debt

Company Closes Financial Year End With No Outstanding Convertible or Loan Debt

NEW YORK, December 5, 2017 — Q BioMed Inc. (OTCQB: QBIO), a biotechnology acceleration Company, announced today that all convertible notes and loans have been settled in full, including the $4 million of convertible notes that had been issued pursuant to a Securities Purchase Agreement dated November 29, 2016. The company ended its 2017 financial year with no outstanding loans or convertible debt.

Denis Corin, CEO of Q BioMed Inc. said, “We are very pleased to end the fiscal year with a strong balance sheet and with a solid capital and financial structure from which to continue to build our business.”

More information relating to the settlement of these debts can be found in our Form 8-K filed today with the U.S. Securities and Exchange Commission.

Forward-Looking Statements:
This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact:

Denis Corin
CEO
Q BioMed Inc.
1 888 357 2435

Source: Q BioMed Inc.